SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): August 11, 2001



                          ORIGIN INVESTMENT GROUP, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Maryland
                                    --------
                            (State of Incorporation)

                                   36-4286069
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             (Commission File No.) (IRS Employer Identification No.)




              1620 26th Street, Third Floor, Santa Monica, CA 90404
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               (Address of Principal Executive Offices) (Zip Code)


                                  310-255-8834
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


Item 1.  Changes in Control of Registrant.

None.

Item 2. Acquisition or Disposition of Assets

None.

Item 3.  Bankruptcy or Receivership

None.

Item 4. Changes in Registrant's Certifying Accountant

None.

Item 5.  Other Items

     Registrant is currently conducting a private placement of 5,400,000 shares of its common stock at $0.02 per share for an aggregate of $108,000. Said shares shall be restricted pursuant to Rule 144 of the Securities Act of 1933. Proceeds from the sale shall be used for covering outstanding liabilities of the company and to pay for costs associated with its continual listing on the NASDAQ OTC:BB exchange. The board of directors of the registrant have determined that in light of current market conditions and the market price of the registrant's stock, the company must explore all avenues of business development including merger with one or more private companies.

Item 6.  Resignations of Registrant's Directors

     The Registrant's Chairman of the Board and President, Omar A. Rizvi, resigned on August 11, 2001 due to personal reasons. The resignation was not as a result of a disagreement with the registrant on any matter relating to the registrant's operations, policies or practices. Pursuant to the bylaws of the corporation, the Chief Executive Officer, Mr. Greg H. Laborde has assumed all duties of Mr. Rizvi and shall act as the interim Chairman of the Board until the next annual meeting of the shareholders.


                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ORIGIN INVESTMENT GROUP, INC.


Dated: August 26, 2001                   By:  /s/  Greg H. Laborde
                                            --------------------------------
                                            Greg H. Laborde
                                            Chief Executive Officer